Exhibit 3.43

CERTIFICATE OF INCORPORATION
OF
PHYSICIANS SURGICAL CARE MANAGEMENT, INC.

FIRST: The name of the corporation is Physicians Surgical Care Management, Inc.

SECOND: The address of the registered office of the corporation in the State of Delaware is 9 East Loockerman Street, Dover, Delaware 19901, Kent County. The name of the registered agent of the corporation at such address is National Registered Agents, Inc.

THIRD: The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful business, act or activity for which corporations may be organized under the General Corporation law of the State of Delaware. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

FOURTH: The aggregate number of shares of all classes which the corporation shall have authority to issue is 1,000 shares of common stock having a par value of $0.01 per share.

FIFTH: No holder of shares of stock of the corporation shall have a preemptive right to purchase or subscribe for and receive any shares of any class, or series thereof, of stock of the corporation, whether now or hereafter authorized, or any warrants, option, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock.

SIXTH: No stockholders of the corporation shall have the right and power to cumulate votes attributable to their shares for the election of directors.

SEVENTH: Election of directors need not be by written ballot, except and to the extent provided in the bylaws of the corporation.

EIGHTH: The incorporator of the corporation in L.M. Wilson, 700 Louisiana, Suite 1900, Houston, Texas 77002.

NINTH: The names and mailing addresses of the persons who are to serve as the directors of the corporation until the first annual meeting of stockholders or until their successors are elected and qualified are as follows:

Name	Mailing Address

Robert L. Schwing	5847 San Felipe, Suite 4295
Houston, Texas 77057

Walter E. Schwing, Jr.	5847 San Felipe, Suite 4295
Houston, Texas 77057

The number of directors of the corporation shall be fixed as specified or provided for in the bylaws of the corporation.

TENTH: Except as otherwise provided by statute, any action that might have been taken at a meeting of stockholders by a vote of the stockholders may be taken with the written consent of stockholders owning (and by such written consent, voting) in the aggregate not less than the minimum percentage of the total number of shares that by statute, this Certificate of Incorporation, the bylaws of the corporation or an agreement of all of the stockholders are required to be voted with respect to such proposed corporate action; provided, however, that the written consent of a stockholder who would not have been entitled to vote upon the action if a meeting were held shall not be counted; and further provided, that prompt notice shall be given to all stockholders of the taking of such corporate action without a meeting if less than unanimous written consent of all stockholders who have been entitled to vote on the action if a meeting were held is obtained.

ELEVENTH: In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the corporation or adopt new bylaws, without any action on the part of the stockholders; provided, however, that no such adoption, amendment, or repeal shall be valid with respect to bylaw provisions which have been adopted, amended, or repealed by the stockholders; and further provided, that bylaws adopted or amended by the Directors and any powers thereby conferred may be amended, altered, or repealed by the stockholders.

TWELFTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them, and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholders thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors; and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case stay be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement, the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

THIRTEENTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as & director, except for such liability as is expressly not subject to limitation under the Delaware General Corporation Law, as the same exists or may hereafter be amended to further limit or eliminate such liability. Moreover, the corporation shall, to the fullest extent permitted by law, indemnify any and all officers and directors; of the corporation, and may, to the fullest extent permitted by law or to such lesser extent as is determined in the discretion of the Board of Directors, indemnify any and all other persons whom it shall have power to indemnify, front and against all expenses, liabilities or other matters arising out of their status as such or their acts, omissions or services rendered in such capacities. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

FOURTEENTH: The corporation shall have the right, subject to any express provisions or restrictions contained in the Certificate of Incorporation, bylaws of the corporation or written agreement of all of the stockholders of the corporation, from time to time, to amend the Certificate of Incorporation or any provisions thereof in any manner now or hereafter provided by law, and all rights and powers of any kind conferred upon a director or stockholder of the corporation by the Certificate of Incorporation or any amendment thereof are conferred subject to such right.

IN WITNESS WHEREOF, the undersigned has hereunto set her hand this 8th day of August, 1997.

/s/ L.M. Wilson
L.M. Wilson

CERTIFICATE OF CHANGE OF REGISTERED AGENT
AND
REGISTERED OFFICE

* * * * *

Physicians Surgical Care Management, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

The present registered agent of the corporation is National Registered Agents, Inc. and the present registered office of the corporation is in the county of Kent.

The Board of Directors of Physicians Surgical Care Management, Inc. adopted the following resolution on the 21st day of September, 1999.

Resolved, that the registered office of Physicians Surgical Care Management, Inc. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, Physicians Surgical Care Management, Inc. has caused this statement to be signed by Robert L. Schwing, its President, this 21st day of September, 1999.

/s/ Robert L. Schwing
Name:	Robert L. Schwing
Title:	President